Oaktree Announces Fourth Quarter and Full-Year 2016 Financial Results

As of December 31, 2016, or for the quarter and year then ended, and where applicable, per Class A unit:

•
GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) increased to $59.3 million ($0.94 per unit) and $194.7 million ($3.11 per unit) for the quarter and full year, respectively, from $11.4 million ($0.21 per unit) and $71.3 million ($1.45 per unit) for the comparable 2015 periods.

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Adjusted net income increased to $172.8 million ($0.91 per unit) and $582.6 million ($3.11 per unit) for the quarter and full year, respectively, from $49.6 million ($0.26 per unit) and $311.9 million ($1.62 per unit) for the comparable 2015 periods, driven by growth primarily in investment income and secondarily in incentive income and fee-related earnings.

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Distributable earnings increased to $143.7 million ($0.73 per unit) and $538.4 million ($2.94 per unit) for the quarter and full year, respectively, from $104.3 million ($0.55 per unit) and $447.6 million ($2.42 per unit) for the comparable 2015 periods, on higher incentive income and fee-related earnings.

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Assets under management grew to $100.5 billion, up 1% for the quarter and 3% for the full year. Gross capital raised was $4.7 billion and $11.6 billion for the quarter and full year, respectively. Uncalled capital commitments as of December 31, 2016 were $20.8 billion.

•	A distribution was declared of $0.63 per unit, bringing aggregate distributions relating to full-year 2016 to $2.41.
LOS ANGELES, CA. February 7, 2017 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the fourth quarter and year ended December 31, 2016.
Jay Wintrob, Chief Executive Officer, said, “The fourth quarter of 2016 completed a strong year for Oaktree.  We had our best quarterly earnings results as expressed by adjusted net income in 11 quarters and grew ANI by 87 percent during the full year.  Highlighting fourth-quarter and full-year financial results was strong investment performance, resulting in the best quarterly and annual investment income totals since 2013, as well as $320 million in new, net incentives created.  Distributable earnings grew 38 percent in the fourth quarter compared to a year ago and grew 20 percent in the last twelve months, based primarily on growth in three areas – fee-related earnings, net incentive income and distributions from our 20 percent ownership stake in DoubleLine Capital. Fundraising of $4.7 billion of gross capital in the fourth quarter and $11.6 billion for the year positions us well for 2017.”
GAAP-basis results for the fourth quarter and full-year 2016 included net income attributable to Oaktree Capital Group, LLC of $59.3 million and $194.7 million, respectively, up from $11.4 million and $71.3 million for the comparable 2015 periods. Both periods’ increases reflected higher segment profits, as well as a larger allocation of income to OCG based on the average number of Class A units outstanding.
Assets under management (“AUM”) grew to $100.5 billion as of December 31, 2016, up 1% from $99.8 billion as of September 30, 2016, and 3% from $97.4 billion as of December 31, 2015. Management fee-generating assets under management (“management fee-generating AUM”) grew to $79.8 billion as of December 31, 2016, up 1% from $78.7 billion as of September 30, 2016 and $78.9 billion as of December 31, 2015.

As of December 31, 2016, uncalled capital commitments (so-called “dry powder”) stood at $20.8 billion. Of these commitments, $13.5 billion were not yet generating management fees (so-called “shadow AUM”). Gross capital raised was $4.7 billion and $11.6 billion for the fourth quarter and full-year 2016, respectively.
Adjusted net income (“ANI”) grew to $172.8 million and $582.6 million for the fourth quarter and full-year 2016, respectively, from $49.6 million and $311.9 million for the comparable 2015 periods. Distributable earnings grew to $143.7 million and $538.4 million for the fourth quarter and full-year 2016, respectively, from $104.3 million and $447.6 million for the comparable 2015 periods. Each of these increases reflected higher incentive income and fee-related earnings, and for ANI, higher investment income.
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparisons with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on the market values of the funds’ holdings, including what we call “incentives created (fund level).” ENI was $246.6 million and $717.6 million for the fourth quarter and full-year 2016, respectively, as compared to a loss of $29.1 million and income of $123.5 million for the comparable 2015 periods. Per Class A unit, ENI was $1.41 and $4.03 for the fourth quarter and full-year 2016, respectively, as compared to a loss of $0.27 and income of $0.18 for the comparable 2015 periods.

The table below presents (a) GAAP-basis results, (b) segment results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2016	2015	2016	2015
GAAP-basis Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$298,310	$49,108	$1,125,746	$201,905
Net income attributable to Oaktree Capital Group, LLC	59,283	11,395	194,705	71,349
Net income per Class A unit	0.94	0.21	3.11	1.45

Segment Results:
Segment revenues	$351,437	$211,981	$1,362,202	$1,065,864
Adjusted net income	172,773	49,577	582,583	311,862
Distributable earnings revenues	309,950	256,072	1,270,915	1,166,974
Distributable earnings	143,712	104,261	538,420	447,576
Fee-related earnings revenues	192,604	187,747	785,673	753,805
Fee-related earnings	73,144	60,708	267,733	218,562
Economic net income revenues	516,726	64,978	1,791,082	701,674
Economic net income (loss)	246,599	(29,102)	717,585	123,479
Per Class A Unit:
Adjusted net income	$0.91	$0.26	$3.11	$1.62
Distributable earnings	0.73	0.55	2.94	2.42
Fee-related earnings	0.37	0.36	1.50	1.34
Economic net income (loss)	1.41	(0.27)	4.03	0.18
Operating Metrics:
Assets under management (in millions):
Assets under management	$100,504	$97,359	$100,504	$97,359
Management fee-generating assets under management	79,767	78,897	79,767	78,897
Incentive-creating assets under management	33,627	31,923	33,627	31,923
Uncalled capital commitments	20,755	21,650	20,755	21,650
Accrued incentives (fund level):
Incentives created (fund level)	236,475	(114,149)	784,032	(100,384)
Incentives created (fund level), net of associated incentive income compensation expense	107,863	(60,395)	320,472	(66,399)
Accrued incentives (fund level)	2,014,097	1,585,217	2,014,097	1,585,217
Accrued incentives (fund level), net of associated incentive income compensation expense	946,542	811,540	946,542	811,540

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment measures such as segment revenues and adjusted net income, and measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”), including adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit. Reconciliations of those segment and non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited. GAAP-basis results and adjusted net income for the year ended December 31, 2016 are subject to the completion of Oaktree’s annual audit.

GAAP-basis Results
Oaktree adopted the new consolidation guidance as of January 1, 2016 under the modified retrospective approach, which did not require prior periods to be recast. The adoption resulted in the deconsolidation of substantially all of our previously consolidated investment funds. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, remain consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
Total revenues increased $249.2 million, to $298.3 million for the fourth quarter of 2016, from $49.1 million for the fourth quarter of 2015. For full-year 2016, total revenues increased $923.8 million, to $1.1 billion from $201.9 million in 2015. Both increases reflected the deconsolidation of substantially all of Oaktree’s investment funds caused by the adoption of the new consolidation guidance, effective the first quarter of 2016.
Total expenses decreased $58.3 million, or 21.7%, to $210.2 million for the fourth quarter of 2016, from $268.5 million for the fourth quarter of 2015. For full-year 2016, total expenses decreased $151.6 million, or 16.1%, to $789.3 million from $940.9 million in 2015. Both declines primarily reflected the impact of deconsolidation.
Other income (loss) increased to income of $97.8 million in the fourth quarter of 2016, from a loss of $511.1 million in the fourth quarter of 2015. For full-year 2016, other income (loss) increased to income of $272.2 million, from a loss of $776.4 million in 2015. Both increases reflected our funds’ performance, as well as the impact of deconsolidation.
Net income attributable to OCG increased to $59.3 million for the fourth quarter of 2016, from $11.4 million for the fourth quarter of 2015. For full-year 2016, net income attributable to OCG increased to $194.7 million, from $71.3 million for 2015. Both increases reflected higher segment profits, as well as a larger allocation of income to OCG resulting from an increase in the average number of Class A units outstanding.
Operating Metrics
Assets Under Management
AUM was $100.5 billion as of December 31, 2016, $99.8 billion as of September 30, 2016 and $97.4 billion as of December 31, 2015. The $0.7 billion increase since September 30, 2016 primarily reflected $2.0 billion in aggregate market-value gains, $1.9 billion of capital inflows for closed-end funds and $0.8 billion of net inflows to open-end funds, partially offset by $2.5 billion of distributions to closed-end fund investors and $1.1 billion of uncalled capital commitments for closed-end funds that have entered liquidation.
The $3.1 billion increase in AUM since December 31, 2015 primarily reflected $8.1 billion in aggregate market-value gains and $5.9 billion of capital inflows for closed-end funds, partially offset by $7.7 billion of distributions to closed-end fund investors, $1.6 billion of net outflows from open-end funds and $1.1 billion of uncalled capital commitments for closed-end funds that have entered liquidation. Inflows for closed-end funds included $1.0 billion for Oaktree European Principal Fund IV, $0.8 billion for Oaktree Opportunities Funds X and Xb (“Opps X and Xb”) and $0.8 billion for Oaktree Real Estate Opportunities Fund VII (“ROF VII”). Distributions to closed-end fund investors included $2.6 billion from Real Estate funds, $2.8 billion from Control Investing funds and $1.6 billion from Distressed Debt funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM, a forward-looking metric, was $79.8 billion as of December 31, 2016, $78.7 billion as of September 30, 2016 and $78.9 billion as of December 31, 2015. The $1.1 billion increase since September 30, 2016 primarily reflected an aggregate $1.5 billion increase from capital drawn by funds that pay fees based on drawn capital, NAV or cost basis, CLOs and additional capital commitments to ROF VII, as well as $0.8 billion of net inflows to open-end funds. These increases were largely offset by an aggregate $1.2 billion attributable to closed-end funds in liquidation, either from realizations or uncalled capital commitments.
The $0.9 billion increase in management fee-generating AUM since December 31, 2015 primarily reflected $4.7 billion in aggregate market-value gains, an aggregate $2.1 billion of capital inflows to closed-end funds, principally ROF VII, Opps X and CLOs, and $1.4 billion of drawdowns by closed-end funds for which management fees are based on drawn capital, NAV or cost basis. These increases were largely offset by an aggregate $5.0 billion attributable to closed-end funds in liquidation and $1.6 billion of net outflows from open-end funds.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $33.6 billion as of December 31, 2016, $32.4 billion as of September 30, 2016 and $31.9 billion as of December 31, 2015. The $1.2 billion increase since September 30, 2016 reflected an aggregate $3.1 billion in drawdowns or contributions by closed-end and evergreen funds, as well as market-value gains, partially offset by an aggregate $1.9 billion decline primarily attributable to distributions by closed-end funds. The $1.7 billion increase since December 31, 2015 reflected an aggregate $8.2 billion in drawdowns or contributions by closed-end and evergreen funds, as well as market-value gains, partially offset by an aggregate decline of $6.5 billion primarily attributable to distributions by closed-end funds.
Of the $33.6 billion in incentive-creating AUM as of December 31, 2016, $21.2 billion, or 63%, was generating incentives at the fund level, as compared with $17.5 billion, or 55%, of the $31.9 billion of incentive-creating AUM as of December 31, 2015.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $2.0 billion as of December 31, 2016, $1.8 billion as of September 30, 2016 and $1.6 billion as of December 31, 2015. The fourth quarter of 2016 reflected $236.5 million of incentives created (fund level) and $71.2 million of segment incentive income recognized. The full-year 2016 reflected $784.0 million of incentives created (fund level) and $355.2 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) were $946.5 million as of December 31, 2016, $872.7 million as of September 30, 2016, and $811.5 million as of December 31, 2015. As of December 31, 2016, September 30, 2016 and December 31, 2015, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $201.7 million, $224.9 million and $292.1 million, respectively, with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $20.8 billion as of December 31, 2016, $22.7 billion as of September 30, 2016, and $21.7 billion as of December 31, 2015. Invested capital during the quarter and year ended December 31, 2016 aggregated $2.2 billion and $8.5 billion, respectively, as compared with $1.7 billion and $8.1 billion for the comparable 2015 periods.
Segment Results
Revenues
Segment revenues grew $139.4 million, or 65.8%, to $351.4 million in the fourth quarter of 2016, from $212.0 million in the fourth quarter of 2015, reflecting increases of $4.9 million in management fees, $38.3 million in incentive income and $96.2 million in investment income.
For full-year 2016, segment revenues grew $296.3 million, or 27.8%, to $1.4 billion from $1.1 billion in 2015, reflecting increases of $31.9 million in management fees, $91.4 million in incentive income and $173.1 million in investment income.

Management Fees
Management fees increased $4.9 million, or 2.6%, to $192.6 million in the fourth quarter of 2016, from $187.7 million in the fourth quarter of 2015. The growth reflected an aggregate increase of $29.0 million principally from the start of investment periods for Opps X and ROF VII. This increase was partially offset by an aggregate decline of $24.1 million primarily attributable to closed-end funds in liquidation. The fourth quarter of 2016 benefited from $4.7 million in retroactive management fees related to additional commitments to ROF VII.
For full-year 2016, management fees increased $31.9 million, or 4.2%, to $785.7 million from $753.8 million in 2015. The growth reflected an aggregate increase of $116.8 million principally from the start of investment periods for Oaktree Power Opportunities Fund IV, Oaktree Special Situations Fund, Opps X and ROF VII. This increase was partially offset by an aggregate decline of $84.9 million primarily attributable to closed-end funds in liquidation and net outflows from open-end funds.
Incentive Income
Incentive income increased $38.3 million, to $71.2 million in the fourth quarter of 2016, from $32.9 million in the fourth quarter of 2015. The fourth quarter of 2016 reflected nine investment strategies, with $39.0 million arising from closed-end funds and $32.2 million from evergreen funds.
For full-year 2016, incentive income increased $91.4 million, or 34.6%, to $355.2 million from $263.8 million in 2015. Full-year 2016 included tax-related incentive income of $72.7 million and regular incentive income of $282.5 million, as compared with $142.9 million and $120.9 million, respectively, in 2015.
Investment Income (Loss)
Investment income increased $96.2 million, to $87.6 million in the fourth quarter of 2016, from a loss of $8.6 million in the fourth quarter of 2015. The increase primarily reflected higher overall returns on our fund investments. Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $16.8 million and $14.6 million in the fourth quarters of 2016 and 2015, respectively, of which performance fees accounted for $0.8 million and $0.4 million, respectively.
For full-year 2016, investment income increased $173.1 million, to $221.4 million, from $48.3 million in 2015. The increase primarily reflected higher overall returns on our fund investments, despite a $23 million impairment charge in the first quarter of 2016 on investments in certain of our CLOs that predominantly stemmed from holdings in energy-related companies. DoubleLine accounted for investment income of $66.1 million and $55.0 million in 2016 and 2015, respectively, of which performance fees accounted for $4.7 million and $4.3 million, respectively.
Expenses
Compensation and Benefits
Compensation and benefits decreased $9.5 million, or 10.2%, to $83.9 million in the fourth quarter of 2016, from $93.4 million in the fourth quarter of 2015. For full-year 2016, compensation and benefits decreased $22.5 million, or 5.6%, to $381.9 million from $404.4 million in 2015. Both decreases reflected an overall shift in compensation mix from cash to equity. Additionally, the bonus charges in both fourth quarters were lower than the respective year’s quarterly average because of higher accruals taken in the first three quarters towards the year-end cash bonus pool.
Equity-based Compensation
Equity-based compensation increased $2.4 million, or 23.5%, to $12.6 million in the fourth quarter of 2016, from $10.2 million in the fourth quarter of 2015. For full-year 2016, equity-based compensation increased $13.8 million, or 36.3%, to $51.8 million from $38.0 million in 2015. Both increases reflected non-cash amortization expense associated with vesting of Class A and OCGH unit grants made to employees and directors subsequent to our 2012 initial public offering.

Incentive Income Compensation
Incentive income compensation expense increased $22.5 million, to $37.1 million in the fourth quarter of 2016, from $14.6 million in the fourth quarter of 2015. For full-year 2016, incentive income compensation expense increased $27.9 million, or 19.7%, to $169.7 million, from $141.8 million in 2015. Both increases were primarily driven by the growth in incentive income, as well as differences in the applicable funds’ compensation percentages. Additionally, full-year 2015 included catch-up tax amounts related to incentive interests awarded to certain investment professionals.
General and Administrative
General and administrative expense increased $1.8 million, or 5.9%, to $32.4 million in the fourth quarter of 2016, from $30.6 million in the fourth quarter of 2015. For full-year 2016, general and administrative expense increased $3.0 million, or 2.5%, to $123.8 million, from $120.8 million in 2015.
Depreciation and Amortization
Depreciation and amortization expense increased $0.1 million, or 3.3%, to $3.1 million in the fourth quarter of 2016, from $3.0 million in the fourth quarter of 2015. For full-year 2016, depreciation and amortization expense increased $2.2 million, or 22.0%, to $12.2 million, from $10.0 million in 2015, primarily reflecting leasehold improvements associated with office space expansion.
Other Income (Expense), Net
Other income (expense), net amounted to expense of $2.1 million and $1.6 million in the fourth quarters of 2016 and 2015, respectively, reflecting $3.3 million of losses associated with non-operating corporate activities and $1.2 million in foreign-currency transaction gains for the fourth quarter of 2016, and $1.6 million of foreign-currency transaction losses for the fourth quarter of 2015. For full-years 2016 and 2015, other income (expense), net amounted to expense of $8.4 million and $3.9 million, respectively, primarily reflecting losses associated with non-operating corporate activities. Full-year 2016 included a $4.4 million impairment charge on our corporate plane that was taken in the third quarter.
Adjusted Net Income
ANI increased $123.2 million, to $172.8 million in the fourth quarter of 2016, from $49.6 million in the fourth quarter of 2015, reflecting increases of $96.2 million in investment income, $15.8 million in incentive income, net of incentive income compensation expense (“net incentive income”), and $12.4 million in fee-related earnings. The portion of ANI attributable to our Class A units was $57.1 million, or $0.91 per unit, and $14.6 million, or $0.26 per unit, for the fourth quarters of 2016 and 2015, respectively.
For full-year 2016, ANI increased $270.7 million, or 86.8%, to $582.6 million, from $311.9 million in 2015, reflecting increases of $173.1 million in investment income, $63.5 million in net incentive income and $49.1 million in fee-related earnings. The portion of ANI attributable to our Class A units was $194.8 million, or $3.11 per unit, and $79.9 million, or $1.62 per unit, for 2016 and 2015, respectively.
The effective tax rate applied to ANI in the fourth quarters of 2016 and 2015 was 18% and 15%, respectively, resulting from full-year effective rates of 17% and 16%, respectively. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings, DoubleLine-related investment income and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings grew $39.4 million, or 37.8%, to $143.7 million in the fourth quarter of 2016, from $104.3 million in the fourth quarter of 2015, reflecting increases of $15.8 million in net incentive income, $12.4 million in fee-related earnings and $10.7 million in investment income proceeds. For the fourth quarter of 2016, investment income proceeds totaled $46.2 million, including $24.8 million from fund distributions and $21.4 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $35.5 million, of which $17.7 million and $17.8 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $0.73 and $0.55 per unit for the fourth quarters of 2016 and 2015, respectively, reflecting distributable earnings per Operating Group unit of $0.93 and $0.68, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
For full-year 2016, distributable earnings grew $90.8 million, or 20.3%, to $538.4 million, from $447.6 million in 2015, reflecting increases of $63.5 million in net incentive income and $49.1 million in fee-related earnings, partially offset by a $19.3 million decline in investment income proceeds. For 2016, investment income proceeds totaled $130.1 million, including $66.4 million from fund distributions and $63.7 million from DoubleLine, as compared with total investment income proceeds in 2015 of $149.4 million, of which $101.3 million and $51.7 million was attributable to fund distributions and DoubleLine, respectively. The portion of distributable earnings attributable to our Class A units was $2.94 and $2.42 per unit for 2016 and 2015, respectively, reflecting distributable earnings per Operating Group unit of $3.48 and $2.91, respectively, less costs borne by Class A unitholders.
Fee-related Earnings
Fee-related earnings grew $12.4 million, or 20.4%, to $73.1 million in the fourth quarter of 2016, from $60.7 million in the fourth quarter of 2015. The increase reflected $4.9 million of higher management fees and $9.5 million of lower compensation and benefits, partially offset by $1.8 million of higher general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.37 and $0.36 per unit for the fourth quarters of 2016 and 2015, respectively.
For full-year 2016, fee-related earnings grew $49.1 million, or 22.5%, to $267.7 million, from $218.6 million in 2015. The increase reflected $31.9 million of higher management fees and $22.5 million of lower compensation and benefits, partially offset by $3.0 million of higher general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $1.50 and $1.34 per unit for 2016 and 2015, respectively.
The effective tax rate applicable to fee-related earnings for the fourth quarters of 2016 and 2015 was 22% and 8%, respectively, resulting from full-year effective rates of 13% and 4%, respectively.  In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
Capital and Liquidity
As of December 31, 2016, Oaktree had $1.0 billion of cash and U.S. Treasury and time deposit securities, and $746 million of outstanding debt, net of debt issuance costs. Oaktree neither had as of December 31, 2016, nor currently has, any borrowings outstanding against its $500 million revolving credit facility. As of December 31, 2016, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with the 20% investment in DoubleLine carried at $31 million based on cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $947 million as of that date.
Distribution
A distribution attributable to the fourth quarter of 2016 was declared of $0.63 per Class A unit. This distribution will be paid on February 24, 2017 to Class A unitholders of record at the close of business on February 17, 2017.
Conference Call
Oaktree will host a conference call to discuss its fourth quarter and full-year 2016 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1 (412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10099503, beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $101 billion in assets under management as of December 31, 2016. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Investor Relations Website

Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Alyssa Linn
(310) 201-2040
alinn@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on February 26, 2016 and on August 4, 2016, respectively, which are accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis) (1)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Revenues:
Management fees	$190,045	$46,460	$774,587	$195,308
Incentive income	108,265	2,648	351,159	6,597
Total revenues	298,310	49,108	1,125,746	201,905
Expenses:
Compensation and benefits	(80,933)	(97,774)	(389,892)	(416,907)
Equity-based compensation	(15,264)	(14,098)	(63,724)	(54,381)
Incentive income compensation	(75,623)	(53,821)	(168,276)	(160,831)
Total compensation and benefits expense	(171,820)	(165,693)	(621,892)	(632,119)
General and administrative	(32,398)	(32,982)	(145,430)	(110,677)
Depreciation and amortization	(4,146)	(3,991)	(16,222)	(14,022)
Consolidated fund expenses	(1,801)	(65,821)	(5,792)	(184,090)
Total expenses	(210,165)	(268,487)	(789,336)	(940,908)
Other income (loss):
Interest expense	(33,761)	(61,465)	(120,610)	(216,799)
Interest and dividend income	44,841	503,178	165,066	1,958,802
Net realized gain (loss) on consolidated funds’ investments	18,946	(473,495)	27,593	1,177,150
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	3,289	(498,636)	(12,453)	(3,767,527)
Investment income	62,921	13,240	199,126	51,958
Other income (expense), net	1,598	6,081	13,490	20,006
Total other income (loss)	97,834	(511,097)	272,212	(776,410)
Income (loss) before income taxes	185,979	(730,476)	608,622	(1,515,413)
Income taxes	(12,701)	(2,296)	(42,519)	(17,549)
Net income (loss)	173,278	(732,772)	566,103	(1,532,962)
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	(7,303)	775,162	(22,921)	1,809,683
Net income attributable to non-controlling interests in consolidated subsidiaries	(106,692)	(30,995)	(348,477)	(205,372)
Net income attributable to Oaktree Capital Group, LLC	$59,283	$11,395	$194,705	$71,349
Distributions declared per Class A unit	$0.65	$0.40	$2.25	$2.10
Net income per unit (basic and diluted):
Net income per Class A unit	$0.94	$0.21	$3.11	$1.45
Weighted average number of Class A units outstanding	62,986	55,317	62,565	49,324

(1)
In the first quarter of 2016, Oaktree adopted the new consolidation and collateralized financing entity guidance under the modified retrospective approach. The modified retrospective approach did not require prior periods to be recast. The adoption resulted in the deconsolidation of substantially all of Oaktree’s investment funds.

Segment Financial Data

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2016	2015	2016	2015
Segment Statements of Operations Data: (1)	(in thousands, except per unit data or as otherwise indicated)
Revenues:
Management fees	$192,604	$187,747	$785,673	$753,805
Incentive income	71,186	32,854	355,152	263,806
Investment income (loss)	87,647	(8,620)	221,377	48,253
Total revenues	351,437	211,981	1,362,202	1,065,864
Expenses:
Compensation and benefits	(83,870)	(93,446)	(381,937)	(404,442)
Equity-based compensation	(12,570)	(10,218)	(51,759)	(37,978)
Incentive income compensation	(37,149)	(14,570)	(169,683)	(141,822)
General and administrative	(32,445)	(30,602)	(123,784)	(120,783)
Depreciation and amortization	(3,145)	(2,991)	(12,219)	(10,018)
Total expenses	(169,179)	(151,827)	(739,382)	(715,043)
Adjusted net income before interest and other income (expense)	182,258	60,154	622,820	350,821
Interest expense, net of interest income (2).	(7,387)	(8,929)	(31,845)	(35,032)
Other income (expense), net	(2,098)	(1,648)	(8,392)	(3,927)
Adjusted net income	$172,773	$49,577	$582,583	$311,862

Adjusted net income-OCG	$57,094	$14,602	$194,844	$79,941
Adjusted net income per Class A unit	0.91	0.26	3.11	1.62
Distributable earnings	143,712	104,261	538,420	447,576
Distributable earnings-OCG	46,277	30,360	184,225	119,406
Distributable earnings per Class A unit	0.73	0.55	2.94	2.42
Fee-related earnings	73,144	60,708	267,733	218,562
Fee-related earnings-OCG	22,995	19,967	93,740	66,328
Fee-related earnings per Class A unit	0.37	0.36	1.50	1.34
Economic net income (loss)	246,599	(29,102)	717,585	123,479
Economic net income (loss)-OCG	88,840	(14,725)	252,206	8,716
Economic net income (loss) per Class A unit	1.41	(0.27)	4.03	0.18

Weighted average number of Operating Group units outstanding	154,934	153,970	154,687	153,751
Weighted average number of Class A units outstanding	62,986	55,317	62,565	49,324

Operating Metrics:
Assets under management (in millions):
Assets under management	$100,504	$97,359	$100,504	$97,359
Management fee-generating assets under management	79,767	78,897	79,767	78,897
Incentive-creating assets under management	33,627	31,923	33,627	31,923
Uncalled capital commitments (3).	20,755	21,650	20,755	21,650
Accrued incentives (fund level): (4)
Incentives created (fund level)	236,475	(114,149)	784,032	(100,384)
Incentives created (fund level), net of associated incentive income compensation expense	107,863	(60,395)	320,472	(66,399)
Accrued incentives (fund level)	2,014,097	1,585,217	2,014,097	1,585,217
Accrued incentives (fund level), net of associated incentive income compensation expense	946,542	811,540	946,542	811,540

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from OCGH equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. Moreover, third-party placement costs associated with closed-end funds under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream. Gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for segment reporting they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $2.0 million and $1.1 million for the three months ended December 31, 2016 and 2015, respectively, and $6.6 million and $5.1 million for the years ended December 31, 2016 and 2015, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		December 31, 2016	September 30, 2016	December 31, 2015
		(in millions)
Assets Under Management:
Closed-end funds		$60,104	$60,488	$59,430
Open-end funds		35,105	34,197	33,202
Evergreen funds		5,295	5,149	4,727
Total		$100,504	$99,834	$97,359

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions)
Change in Assets Under Management:
Beginning balance	$99,834	$100,237	$97,359	$90,831
Closed-end funds:
Capital commitments/other (1).	1,927	1,982	5,864	17,868
Distributions for a realization event/other (2).	(2,485)	(1,323)	(7,747)	(5,225)
Change in uncalled capital commitments for funds entering or in liquidation (3)	(1,075)	85	(1,084)	(767)
Foreign-currency translation	(420)	(194)	(176)	(706)
Change in market value (4).	1,423	(405)	3,754	(522)
Change in applicable leverage	246	(33)	63	579
Open-end funds:
Contributions	2,793	729	5,444	4,919
Redemptions	(1,947)	(3,127)	(7,048)	(7,260)
Foreign-currency translation	(291)	(81)	(130)	(422)
Change in market value (4).	353	(233)	3,637	(1,487)
Evergreen funds:
Contributions or new capital commitments	20	61	259	349
Redemptions or distributions/other	(59)	(189)	(381)	(406)
Foreign-currency translation	7	—	(2)	—
Change in market value (4).	178	(150)	692	(392)
Ending balance	$100,504	$97,359	$100,504	$97,359

(1)	These amounts represent capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

Management Fee-generating AUM		As of
		December 31, 2016	September 30, 2016	December 31, 2015
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$7,504	$6,887	$6,580
Other closed-end funds		32,990	33,575	35,709
Open-end funds		35,034	34,148	33,135
Evergreen funds		4,239	4,090	3,473
Total		$79,767	$78,700	$78,897

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$78,700	$76,489	$78,897	$78,079
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital/other (1).	1,002	6,130	2,125	7,354
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	464	321	1,390	1,175
Change attributable to funds in liquidation (2).	(857)	(925)	(4,162)	(2,812)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	(382)	62	(881)	(409)
Distributions by funds that pay fees based on NAV/other (4).	(139)	(92)	(636)	(381)
Foreign-currency translation	(365)	(122)	(242)	(443)
Change in market value (5).	89	(171)	427	(294)
Change in applicable leverage	220	59	184	827
Open-end funds:
Contributions	2,741	728	5,395	4,903
Redemptions	(1,947)	(3,126)	(7,024)	(7,243)
Foreign-currency translation	(291)	(81)	(130)	(421)
Change in market value	383	(226)	3,658	(1,487)
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	67	146	533	760
Redemptions or distributions	(79)	(157)	(413)	(322)
Change in market value	161	(138)	646	(389)
Ending balance	$79,767	$78,897	$79,767	$78,897

(1)	These amounts represent capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts represent distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs.

	As of
	December 31, 2016	September 30, 2016	December 31, 2015
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$100,504	$99,834	$97,359
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(4,183)	(4,449)	(2,958)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(10,367)	(9,552)	(8,215)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(3,109)	(3,720)	(4,754)
Oaktree’s general partner investments in management fee-generating funds	(1,822)	(1,987)	(1,357)
Funds that are no longer paying management fees and co-investments that pay no management fees	(1,256)	(1,426)	(1,178)
Management fee-generating assets under management	$79,767	$78,700	$78,897

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	December 31, 2016	September 30, 2016	December 31, 2015
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.50	1.51	1.52
Open-end funds	0.46	0.46	0.48
Evergreen funds	1.22	1.22	1.43
Overall	0.93	0.95	0.99

Incentive-creating AUM

	As of
	December 31, 2016	September 30, 2016	December 31, 2015
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$30,292	$29,241	$30,100
Evergreen funds	3,335	3,199	1,823
Total	$33,627	$32,440	$31,923
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2016	2015	2016	2015
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,848,808	$1,732,220	$1,585,217	$1,949,407
Incentives created (fund level):
Closed-end funds	223,502	(114,047)	746,349	(100,633)
Evergreen funds	12,973	(102)	37,683	249
Total incentives created (fund level)	236,475	(114,149)	784,032	(100,384)
Less: segment incentive income recognized by us	(71,186)	(32,854)	(355,152)	(263,806)
Ending balance	$2,014,097	$1,585,217	$2,014,097	$1,585,217
Accrued incentives (fund level), net of associated incentive income compensation expense	$946,542	$811,540	$946,542	$811,540
Uncalled Capital Commitments
Uncalled capital commitments were $20.8 billion as of December 31, 2016, $22.7 billion as of September 30, 2016 and $21.7 billion as of December 31, 2015.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Revenues:
Management fees	$192,604	$187,747	$785,673	$753,805
Incentive income	71,186	32,854	355,152	263,806
Investment income (loss)	87,647	(8,620)	221,377	48,253
Total revenues	351,437	211,981	1,362,202	1,065,864
Expenses:
Compensation and benefits	(83,870)	(93,446)	(381,937)	(404,442)
Equity-based compensation	(12,570)	(10,218)	(51,759)	(37,978)
Incentive income compensation	(37,149)	(14,570)	(169,683)	(141,822)
General and administrative	(32,445)	(30,602)	(123,784)	(120,783)
Depreciation and amortization	(3,145)	(2,991)	(12,219)	(10,018)
Total expenses	(169,179)	(151,827)	(739,382)	(715,043)
Adjusted net income before interest and other income (expense)	182,258	60,154	622,820	350,821
Interest expense, net of interest income	(7,387)	(8,929)	(31,845)	(35,032)
Other income (expense), net	(2,098)	(1,648)	(8,392)	(3,927)
Adjusted net income	172,773	49,577	582,583	311,862
Adjusted net income attributable to OCGH non-controlling interest	(102,535)	(31,767)	(346,807)	(214,629)
Non-Operating Group expenses	(529)	(673)	(1,176)	(2,097)
Adjusted net income-OCG before income taxes	69,709	17,137	234,600	95,136
Income taxes-OCG	(12,615)	(2,535)	(39,756)	(15,195)
Adjusted net income-OCG	$57,094	$14,602	$194,844	$79,941
Adjusted net income per Class A unit	$0.91	$0.26	$3.11	$1.62
Weighted average number of Class A units outstanding	62,986	55,317	62,565	49,324

Management Fees

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Management fees:
Closed-end funds	$139,573	$130,590	$575,290	$518,513
Open-end funds	39,516	43,150	156,533	178,409
Evergreen funds	13,515	14,007	53,850	56,883
Total management fees	$192,604	$187,747	$785,673	$753,805

Investment Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Income (loss) from investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$9,349	$(6,230)	$24,375	$7,020
Convertible Securities	31	45	(788)	(201)
Distressed Debt	23,143	(12,088)	57,605	(46,977)
Control Investing	14,887	(1,055)	34,422	17,072
Real Estate	2,672	2,618	11,025	14,980
Listed Equities	19,690	(6,594)	22,646	(1,857)
Non-Oaktree funds	1,004	(119)	5,665	7,930
Income from investments in companies	16,871	14,803	66,427	50,286
Total investment income (loss)	$87,647	$(8,620)	$221,377	$48,253

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$192,604	$187,747	$785,673	$753,805
Incentive income	71,186	32,854	355,152	263,806
Receipts of investment income from funds (1).	24,753	17,679	66,390	101,296
Receipts of investment income from companies	21,407	17,792	63,700	48,067
Total distributable earnings revenues	309,950	256,072	1,270,915	1,166,974
Expenses:
Compensation and benefits	(83,870)	(93,446)	(381,937)	(404,442)
Incentive income compensation	(37,149)	(14,570)	(169,683)	(141,822)
General and administrative	(32,445)	(30,602)	(123,784)	(120,783)
Depreciation and amortization	(3,145)	(2,991)	(12,219)	(10,018)
Total expenses	(156,609)	(141,609)	(687,623)	(677,065)
Other income (expense):
Interest expense, net of interest income	(7,387)	(8,929)	(31,845)	(35,032)
Operating Group income taxes	(144)	375	(4,635)	(3,374)
Other income (expense), net	(2,098)	(1,648)	(8,392)	(3,927)
Distributable earnings	$143,712	$104,261	$538,420	$447,576

Distribution Calculation:
Operating Group distribution with respect to the period	$122,265	$86,162	$458,584	$377,095
Distribution per Operating Group unit	$0.79	$0.56	$2.96	$2.45
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.08)	—	(0.20)	(0.02)
Tax receivable agreement	(0.08)	(0.08)	(0.32)	(0.38)
Non-Operating Group expenses	—	(0.01)	(0.03)	(0.04)
Distribution per Class A unit (2).	$0.63	$0.47	$2.41	$2.01

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)	With respect to the quarter ended December 31, 2016, a distribution was announced on February 7, 2017 and is payable on February 24, 2017.

Units Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Weighted Average Units:
OCGH	91,948	98,653	92,122	104,427
Class A	62,986	55,317	62,565	49,324
Total	154,934	153,970	154,687	153,751
Units Eligible for Fiscal Period Distribution:
OCGH	91,756	91,938
Class A	63,010	61,923
Total	154,766	153,861

Segment Statements of Financial Condition

	As of
	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands)
Assets:
Cash and cash-equivalents	$291,470	$461,389	$476,046
U.S. Treasury and time deposit securities	757,578	676,226	661,116
Corporate investments	1,480,928	1,383,612	1,434,109
Deferred tax assets	404,614	426,138	425,798
Receivables and other assets	379,124	355,546	257,013
Total assets	$3,313,714	$3,302,911	$3,254,082
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$353,451	$337,594	$368,980
Due to affiliates	346,543	360,193	356,851
Debt obligations (1)	745,897	795,678	846,354
Total liabilities	1,445,891	1,493,465	1,572,185
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,053,109	1,017,711	944,882
Unitholders’ capital attributable to Oaktree Capital Group, LLC	814,714	791,735	737,015
Total capital	1,867,823	1,809,446	1,681,897
Total liabilities and capital	$3,313,714	$3,302,911	$3,254,082

(1)
In the first quarter of 2016, Oaktree adopted accounting guidance that requires debt issuance costs, which were previously included in receivables and other assets, to be netted with the associated outstanding borrowings. Prior periods have been recast for this change.

Corporate Investments

	As of
	December 31, 2016	September 30, 2016	December 31, 2015
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$422,330	$421,466	$432,228
Convertible Securities	1,735	1,704	18,497
Distressed Debt	426,108	396,173	379,676
Control Investing	265,919	263,882	267,692
Real Estate	141,234	117,822	135,922
Listed Equities	116,988	92,962	105,631
Non-Oaktree funds	71,682	69,651	65,901
Investments in companies	34,932	19,952	28,562
Total corporate investments	$1,480,928	$1,383,612	$1,434,109

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of December 31, 2016
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb	TBD	—	$8,063	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,243	74	35	367	41	1,461	3,161	—	71	1,152	nm	nm	1.4x
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	100	100	132	5	5,193	4,966	—	—	6,219	3.7%	0.9%	1.1
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	452	1,314	1,830	2,074	52	—	2,372	6.7	3.7	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	497	1,147	452	438	15	—	428	12.8	10.3	1.5
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,069	4,652	1,924	1,797	144	218	1,627	12.1	8.4	1.5
Special Account A	Nov. 2008	Oct. 2012	253	nm	100	297	466	84	71	42	17	—	28.1	22.7	2.2
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	8,817	17,369	1,292	1,202	1,472	242	—	21.9	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,472	4,637	433	633	81	—	553	10.3	7.6	1.5
OCM Opportunities Fund VI	Jul. 2005	Jul. 2008	1,773	nm	100	1,297	3,051	19	—	249	4	—	11.9	8.8	1.8
OCM Opportunities Fund V	Jun. 2004	Jun. 2007	1,179	nm	100	957	2,104	32	—	180	7	—	18.4	14.1	1.9
Legacy funds (8).	Various	Various	9,543	nm	100	8,205	17,695	53	—	1,113	11	—	24.2	19.3	1.9
													22.0%	16.2%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VII (7) (9)	Jan. 2016	Jan. 2020	$2,920	41%	10%	$27	$12	$307	$2,450	$—	$—	$294	nm	nm	1.3x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,083	1,111	2,649	2,037	10	199	2,182	16.9%	11.3%	1.5
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	930	1,597	616	355	56	121	162	17.6	12.9	1.8
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	185	311	138	73	3	15	77	14.7	12.7	1.7
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	395	714	131	91	49	25	—	16.1	11.0	2.0
OCM Real Estate Opportunities Fund III	Sep. 2002	Sep. 2005	707	nm	100	618	1,307	18	—	119	4	—	15.3	11.3	2.0
Legacy funds (8).	Various	Various	1,634	nm	99	1,399	3,009	—	—	112	—	—	15.2	12.0	1.9
													15.5%	11.9%
Real Estate Debt
Oaktree Real Estate Debt Fund II (10)	TBD	—	$505	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	58	94	417	318	623	—	14	246	25.9%	19.0%	1.3x
Oaktree PPIP Fund (11) .	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Real Estate Value-Add
Special Account G (7) (10)	Oct. 2016	Oct. 2020	$615	31%	31%	$—	$—	$193	$188	$—	$—	$195	nm	nm	1.0x

European Principal (12)
Oaktree European Principal Fund IV (13)	TBD	—	€936	5%	—%	€(6)	€—	€(6)	€48	€—	€—	€—	n/a	n/a	n/a
Oaktree European Principal Fund III	Nov. 2011	Nov. 2016	€3,164	nm	85	€1,699	€548	€3,900	€2,682	€—	€330	€2,941	20.4%	13.6%	1.7x
OCM European Principal Opportunities Fund II	Dec. 2007	Dec. 2012	€1,759	nm	100	€469	€1,867	€332	€770	€29	€—	€664	9.1	5.1	1.4
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.7%	9.1%

			As of December 31, 2016
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)
European Private Debt (12)
Oaktree European Capital Solutions Fund (7) (10)	Dec. 2015	Dec. 2018	€430	54%	43%	€3	€—	€188	€194	€—	€—	€189	nm	nm	1.0x
Oaktree European Dislocation Fund	Oct. 2013	Oct. 2016	€294	nm	57	€34	€140	€76	€97	€—	€5	€56	22.3%	15.9%	1.2
Special Account E	Oct. 2013	Apr. 2015	€379	nm	69	€55	€232	€84	€107	€—	€8	€62	14.3	11.0	1.2
													16.0%	11.6%
Special Situations (14)
Oaktree Special Situations Fund	Nov. 2015	Nov. 2018	$1,223	51%	17%	$66	$67	$207	$1,167	$—	$13	$157	51.0%	24.4%	1.5x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$545	$1,563	$1,568	$1,712	$50	$—	$2,052	8.8%	4.4%	1.4x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	223	398	285	288	21	13	263	11.9	8.3	1.6
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	2,886	4,122	2,092	539	22	541	1,183	12.5	9.0	2.0
OCM Principal Opportunities Fund III	Nov. 2003	Nov. 2008	1,400	nm	100	881	2,205	76	—	167	3	—	13.8	9.5	1.8
Legacy funds (8).	Various	Various	2,301	nm	100	1,840	4,138	3	—	236	1	—	14.5	11.6	1.8
													13.3%	9.5%
Power Opportunities
Oaktree Power Opportunities Fund IV (7)	Nov. 2015	Nov. 2020	$1,106	43%	43%	$7	$1	$483	$1,078	$—	$—	$490	nm	nm	1.1x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	66	408	575	531	412	14	64	304	22.9%	14.2%	1.7
OCM/GFI Power Opportunities Fund II	Nov. 2004	Nov. 2009	1,021	nm	53	1,446	1,982	5	—	100	—	—	76.1	58.8	3.8
OCM/GFI Power Opportunities Fund	Nov. 1999	Nov. 2004	449	nm	85	251	634	—	—	23	—	—	20.1	13.1	1.8
													34.7%	26.5%
Infrastructure Investing
Oaktree Infrastructure Fund (15)	TBD	—	$409	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Highstar Capital IV (16).	Nov. 2010	Nov. 2016	2,000	nm	100	442	441	2,001	1,317	—	5	2,002	14.8%	8.8%	1.4x

Mezzanine Finance
Oaktree Mezzanine Fund IV (10)	Oct. 2014	Oct. 2019	$852	41%	40%	$35	$27	$347	$331	$—	$5	$340	12.3%	8.5%	1.1x
Oaktree Mezzanine Fund III (17).	Dec. 2009	Dec. 2014	1,592	nm	89	400	1,437	386	378	10	26	348	15.2	10.4 / 8.6	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	529	1,504	132	—	—	—	154	11.3	7.8	1.6
OCM Mezzanine Fund (18).	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.2%	8.9%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund (19)	Sep. 2013	Sep. 2017	$384	65%	65%	$48	$1	$297	$246	$—	$4	$291	12.5%	8.2%	1.2x
Special Account F	Jan. 2014	Jan. 2017	253	74	74	33	—	220	218	—	4	215	11.6	8.3	1.2
									31,957	(12)	1,988	(12)	12.2%	8.9%
							Other (20)		8,399		19
							Total (21)		$40,356		$2,007

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings, if any, outstanding, under a fund-level credit facility where such borrowings were made in lieu of drawing capital from fund investors.

(2)	Represents capital drawn from fund investors divided by committed capital. The aggregate change in drawn capital for the three months ended December 31, 2016 was $2.3 billion.

(3)	Accrued incentives (fund level) exclude Oaktree segment incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through December 31, 2016 was less than 18 months.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(10)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of December 31, 2016 management fee-generating AUM included only that portion of committed capital that had been drawn.

(11)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(12)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the December 31, 2016 spot rate of $1.05.

(13)
Management fees are based on aggregate contributed capital for the period from the initial investment date until the investment period start date, which includes indebtedness incurred in lieu of drawn capital.

(14)
Effective November 2016, the Global Principal strategy was renamed the Special Situations strategy. The aggregate gross and net IRRs presented for this strategy exclude the performance of Oaktree Special Situations Fund.

(15)	A portion of the $409 million of commitments to Oaktree Infrastructure Fund is subject to certain contingencies.

(16)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of December 31, 2016, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) amount shown for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(17)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 8.6%. The combined net IRR for Class A and Class B interests was 9.6%.

(18)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(19)
In the third quarter of 2016, the investment period for Oaktree Emerging Market Opportunities Fund was extended for a one year period until September 2017. However, management fees stepped down to the post-investment period basis effective October 1, 2016.

(20)
This includes our closed-end Senior Loan funds, CLOs, Oaktree European Special Situations Fund, OCM Asia Principal Opportunities Fund, a non-Oaktree fund, certain separate accounts, co-investments and certain evergreen separate accounts in our Real Estate Debt and Emerging Markets Opportunities strategies.

(21)
The total excludes two closed-end funds with management fee-generating AUM aggregating $472 million as of December 31, 2016, which has been included as part of the Strategic Credit strategy within the evergreen funds table, and includes certain evergreen separate accounts in our Real Estate Debt and Emerging Markets Opportunities strategies with an aggregate $334 million of management fee-generating AUM.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Dec. 31, 2016	Year Ended December 31, 2016			Since Inception through December 31, 2016
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	1986	$17,289	14.2%	13.6%	17.3%	9.4%	8.8%	8.4%	0.80	0.56
Global High Yield Bonds	2010	4,425	15.5	15.0	16.9	7.5	7.0	6.9	1.13	1.07
European High Yield Bonds	1999	1,316	11.1	10.6	12.5	8.1	7.6	6.3	0.71	0.44
U.S. Convertibles	1987	3,411	8.2	7.6	10.4	9.4	8.8	8.1	0.48	0.36
Non-U.S. Convertibles	1994	1,456	3.7	3.2	0.9	8.4	7.8	5.6	0.78	0.40
High Income Convertibles	1989	863	15.0	14.1	17.8	11.4	10.6	8.2	1.06	0.60
U.S. Senior Loans	2008	1,572	11.5	10.9	9.9	6.2	5.7	5.3	1.11	0.65
European Senior Loans	2009	1,422	6.7	6.2	6.5	8.5	7.9	9.2	1.72	1.73
Emerging Markets Equities	2011	3,060	15.1	14.2	11.2	(1.7)	(2.5)	(2.7)	(0.09)	(0.15)
Other		220
Total		$35,034

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

Evergreen Funds

		As of December 31, 2016				Year Ended December 31, 2016		Since Inception through December 31, 2016
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	2012	$3,281	$2,392	$—	(3)	16.3%	12.8%	8.3%	6.0%
Value Opportunities	2007	1,272	1,207	—	(4)	17.7	15.5	9.5	5.5
Emerging Markets Debt Total Return (5)	2015	441	366	2	(3)	31.3	25.0	15.5	12.1
Value Equities (6)	2012	371	301	—	(3)	29.6	25.7	19.5	14.1
Emerging Markets Absolute Return	1997	131	111	—	(4)	5.8	4.4	12.9	8.7
			4,377	2
Restructured funds			—	5
Total (2) (7)			$4,377	$7

(1)	Returns represent time-weighted rates of return.

(2)
Includes two closed-end funds with an aggregate $799 million and $472 million of AUM and management fee-generating AUM, respectively. Beginning with the third quarter of 2016, annual performance-based fees have been reflected as incentive income (as opposed to management fees). Such amounts were not material in prior periods.

(3)
For the year ended December 31, 2016, segment gross incentive income recognized by Oaktree totaled $19.3 million, $4.8 million and $5.3 million for Strategic Credit, Emerging Markets Debt Total Return and Value Equities, respectively.

(4)
As of December 31, 2016, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $67 million for Value Opportunities and $2 million for Emerging Markets Absolute Return.

(5)	The rates of return include the performance of the composite for a single account with a December 2014 inception date.

(6)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(7)
The total excludes certain evergreen separate accounts in our Real Estate Debt and Emerging Markets Opportunities strategies with an aggregate $334 million of management fee-generating AUM as of December 31, 2016.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of accrued incentives recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are classified for segment reporting as expenses and under GAAP as other income. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP but as equity awards for segment reporting, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies, and (f) the adjustment for non-controlling interests. Moreover, third-party placement costs associated with closed-end funds under GAAP are expensed as incurred, but for ANI are capitalized and amortized as general and administrative expense in proportion to the associated management fee stream. Gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period, but for ANI unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged. Additionally, for ANI, foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for segment reporting they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings and investment income arising from our one-fifth ownership stake in DoubleLine generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings and DoubleLine-related investment income represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the beginning AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds; and

◦	Funds that are no longer paying management fees and co-investments that pay no management fees.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO, in order to align with the timing of expected cash flows. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.

Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” revenue recognition approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units, based on value created during a specified period (“Term”) in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities strategy, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equities strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of GAAP Net Income to Segment Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income and fee-related earnings.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$59,283	$11,395	$194,705	$71,349
Incentive income (1)	(38,474)	(39,251)	1,407	(19,002)
Incentive income compensation (1)	38,474	39,251	(1,407)	19,009
Investment income (2)	(2,081)	—	(21,814)	—
Equity-based compensation (3)	2,694	3,880	11,965	16,403
Placement costs (4)	3,063	3,619	11,870	3,619
Foreign-currency hedging (5)	(9,341)	1,660	1,496	2,619
Acquisition-related items (6)	827	316	(924)	5,251
Income taxes (7)	12,701	2,296	42,519	17,549
Non-Operating Group expenses (8)	529	673	1,176	2,097
Non-controlling interests (8)	105,098	25,738	341,590	192,968
Adjusted net income	172,773	49,577	582,583	311,862
Incentive income	(71,186)	(32,854)	(355,152)	(263,806)
Incentive income compensation	37,149	14,570	169,683	141,822
Investment (income) loss	(87,647)	8,620	(221,377)	(48,253)
Equity-based compensation (9)	12,570	10,218	51,759	37,978
Interest expense, net of interest income	7,387	8,929	31,845	35,032
Other (income) expense, net	2,098	1,648	8,392	3,927
Fee-related earnings	$73,144	$60,708	$267,733	$218,562

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of (a) equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(4)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG.

(6)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability, which are excluded from adjusted net income.

(7)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(8)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(9)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and fee-related earnings-OCG.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$59,283	$11,395	$194,705	$71,349
Incentive income attributable to OCG (1)	(15,641)	(14,102)	407	(8,087)
Incentive income compensation attributable to OCG (1)	15,641	14,102	(407)	8,209
Investment income attributable to OCG (2)	(846)	—	(8,807)	—
Equity-based compensation attributable to OCG (3)	1,095	1,395	4,839	5,238
Placement costs attributable to OCG (4)	1,245	1,301	4,793	1,301
Foreign-currency hedging attributable to OCG (5)	(3,797)	595	572	1,006
Acquisition-related items attributable to OCG (6)	336	113	(372)	1,628
Non-controlling interests attributable to OCG (6)	(222)	(197)	(886)	(703)
Adjusted net income-OCG (7)	57,094	14,602	194,844	79,941
Incentive income attributable to OCG	(28,939)	(11,804)	(143,595)	(81,314)
Incentive income compensation attributable to OCG	15,102	5,234	68,609	43,414
Investment (income) loss attributable to OCG	(35,631)	3,097	(89,698)	(13,693)
Equity-based compensation attributable to OCG (8)	5,110	3,671	20,940	12,259
Interest expense, net of interest income attributable to OCG	3,246	3,670	13,002	11,642
Other (income) expense attributable to OCG	853	592	3,400	1,308
Non-fee-related earnings income taxes attributable to OCG (9)	6,160	905	26,238	12,771
Fee-related earnings-OCG (7)	$22,995	$19,967	$93,740	$66,328

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income-OCG and net income attributable to OCG.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for segment reporting are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of (a) equity-based compensation expense attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting.

(4)
This adjustment adds back the effect of timing differences with respect to the recognition of third-party placement costs associated with closed-end funds between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income-OCG and net income attributable to OCG.

(6)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests, which are both excluded from segment reporting.

(7)
Adjusted net income-OCG and fee-related earnings-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of fee-related earnings to fee-related earnings-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Fee-related earnings	$73,144	$60,708	$267,733	$218,562
Fee-related earnings attributable to OCGH non-controlling interest	(43,408)	(38,898)	(159,424)	(148,119)
Non-Operating Group expenses	(286)	(213)	(1,051)	(1,691)
Fee-related earnings-OCG income taxes	(6,455)	(1,630)	(13,518)	(2,424)
Fee-related earnings-OCG	$22,995	$19,967	$93,740	$66,328
Fee-related earnings-OCG per Class A unit	$0.37	$0.36	$1.50	$1.34

(8)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG, because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

The following table reconciles GAAP revenues to segment revenues and fee-related earnings revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
GAAP revenues	$298,310	$49,108	$1,125,746	$201,905
Consolidated funds (1)	30,761	188,884	57,737	831,003
Incentive income (2)	(38,474)	(39,251)	1,407	(19,002)
Investment income (3)	60,840	13,240	177,312	51,958
Segment revenues	351,437	211,981	1,362,202	1,065,864
Incentive income	(71,186)	(32,854)	(355,152)	(263,806)
Investment (income) loss	(87,647)	8,620	(221,377)	(48,253)
Fee-related earnings revenues	$192,604	$187,747	$785,673	$753,805

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from segment revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between segment revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between segment revenues and GAAP revenues.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income and distributable earnings.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$59,283	$11,395	$194,705	$71,349
Reconciling adjustments (1)	113,490	38,182	387,878	240,513
Adjusted net income	172,773	49,577	582,583	311,862
Investment (income) loss (2)	(87,647)	8,620	(221,377)	(48,253)
Receipts of investment income from funds (3)	24,753	17,679	66,390	101,296
Receipts of investment income from companies	21,407	17,792	63,700	48,067
Equity-based compensation (4)	12,570	10,218	51,759	37,978
Operating Group income taxes	(144)	375	(4,635)	(3,374)
Distributable earnings	$143,712	$104,261	$538,420	$447,576

(1)	Please refer to the table on page 31 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income.

(2)
This adjustment eliminates segment investment income, which with respect to investments in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(3)
This adjustment reflects the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(4)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and distributable earnings-OCG.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$59,283	$11,395	$194,705	$71,349
Reconciling adjustments (1)	(2,189)	3,207	139	8,592
Adjusted net income-OCG (2)	57,094	14,602	194,844	79,941
Investment (income) loss attributable to OCG	(35,631)	3,097	(89,698)	(13,693)
Receipts of investment income from funds attributable to OCG	10,062	6,352	26,879	32,163
Receipts of investment income from companies attributable to OCG	8,703	6,392	25,784	15,735
Equity-based compensation attributable to OCG (3)	5,110	3,671	20,940	12,259
Distributable earnings-OCG income taxes	(6,467)	(1,504)	(11,939)	(2,083)
Tax receivable agreement	(5,151)	(4,920)	(20,469)	(19,090)
Income taxes of Intermediate Holding Companies	12,557	2,670	37,884	14,174
Distributable earnings-OCG (2)	$46,277	$30,360	$184,225	$119,406

(1)	Please refer to the table on page 32 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)
Adjusted net income-OCG and distributable earnings-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Distributable earnings	$143,712	$104,261	$538,420	$447,576
Distributable earnings attributable to OCGH non-controlling interest	(85,288)	(66,804)	(320,611)	(304,900)
Non-Operating Group expenses	(529)	(673)	(1,176)	(2,097)
Distributable earnings-OCG income taxes	(6,467)	(1,504)	(11,939)	(2,083)
Tax receivable agreement	(5,151)	(4,920)	(20,469)	(19,090)
Distributable earnings-OCG	$46,277	$30,360	$184,225	$119,406
Distributable earnings-OCG per Class A unit	$0.73	$0.55	$2.94	$2.42

(3)
This adjustment adds back the effect of equity-based compensation expense attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

The following table reconciles GAAP revenues to segment revenues and distributable earnings revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
GAAP revenues	$298,310	$49,108	$1,125,746	$201,905
Consolidated funds (1)	30,761	188,884	57,737	831,003
Incentive income (2)	(38,474)	(39,251)	1,407	(19,002)
Investment income (3)	60,840	13,240	177,312	51,958
Segment revenues	351,437	211,981	1,362,202	1,065,864
Investment (income) loss	(87,647)	8,620	(221,377)	(48,253)
Receipts of investment income from funds	24,753	17,679	66,390	101,296
Receipts of investment income from companies	21,407	17,792	63,700	48,067
Distributable earnings revenues	$309,950	$256,072	$1,270,915	$1,166,974

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from segment revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between segment revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between segment revenues and GAAP revenues.

The following table reconciles net income attributable to Oaktree Capital Group, LLC adjusted net income and economic net income.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$59,283	$11,395	$194,705	$71,349
Reconciling adjustments (1)	113,490	38,182	387,878	240,513
Adjusted net income	172,773	49,577	582,583	311,862
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	73,826	(78,679)	135,002	(188,383)
Economic net income (loss) (3)	$246,599	$(29,102)	$717,585	$123,479

(1)	Please refer to the table on page 31 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please see Glossary for the definition of economic net income.

The following table reconciles net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG and economic net income-OCG.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
Net income attributable to Oaktree Capital Group, LLC	$59,283	$11,395	$194,705	$71,349
Reconciling adjustments (1)	(2,189)	3,207	139	8,592
Adjusted net income-OCG (2)	57,094	14,602	194,844	79,941
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	30,013	(28,267)	54,928	(64,283)
Economic net income-OCG income taxes	(10,882)	(3,595)	(37,322)	(22,137)
Income taxes-OCG	12,615	2,535	39,756	15,195
Economic net income (loss)-OCG (2)	$88,840	$(14,725)	$252,206	$8,716

(1)	Please refer to the table on page 32 for a detailed reconciliation of net income attributable to Oaktree Capital Group, LLC to adjusted net income-OCG.

(2)
Adjusted net income-OCG and economic net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands, except per unit data)
Economic net income (loss)	$246,599	$(29,102)	$717,585	$123,479
Economic net (income) loss attributable to OCGH non-controlling interest	(146,348)	18,645	(426,881)	(90,529)
Non-Operating Group expenses	(529)	(673)	(1,176)	(2,097)
Economic net income-OCG income taxes	(10,882)	(3,595)	(37,322)	(22,137)
Economic net income (loss)-OCG	$88,840	$(14,725)	$252,206	$8,716
Economic net income (loss) per Class A unit	$1.41	$(0.27)	$4.03	$0.18

The following table reconciles GAAP revenues to segment revenues and economic net income revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in thousands)
GAAP revenues	$298,310	$49,108	$1,125,746	$201,905
Consolidated funds (1)	30,761	188,884	57,737	831,003
Incentive income (2)	(38,474)	(39,251)	1,407	(19,002)
Investment income (3)	60,840	13,240	177,312	51,958
Segment revenues	351,437	211,981	1,362,202	1,065,864
Incentives created	236,475	(114,149)	784,032	(100,384)
Incentive income	(71,186)	(32,854)	(355,152)	(263,806)
Economic net income revenues	$516,726	$64,978	$1,791,082	$701,674

(1)
This adjustment adds back the amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, and the elimination of non-controlling interests from segment revenues.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between segment revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between segment revenues and GAAP revenues.

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended December 31, 2016
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$192,604	$(2,559)	$190,045
Incentive income (1)	71,186	37,079	108,265
Investment income (1)	87,647	(24,726)	62,921
Total expenses (2)	(169,179)	(40,986)	(210,165)
Interest expense, net (3)	(7,387)	(26,374)	(33,761)
Other income (expense), net (4)	(2,098)	3,696	1,598
Other income of consolidated funds (5)	—	67,076	67,076
Income taxes	—	(12,701)	(12,701)
Net income attributable to non-controlling interests in consolidated funds	—	(7,303)	(7,303)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(106,692)	(106,692)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$172,773	$(113,490)	$59,283
Corporate investments (6)	$1,480,928	$(357,196)	$1,123,732
Total assets (7)	$3,313,714	$4,335,396	$7,649,110

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds, (b) for management fees, the reclassification of $678 of net losses related to foreign-currency hedging activities to general and administrative expense, and (c) for investment income, differences of $2,081 related to corporate investments in CLOs, which under GAAP are marked-to-market but for segment reporting accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,358 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $609, (c) expenses incurred by the Intermediate Holding Companies of $286, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $38,474, (e) acquisition-related items of $827, (f) adjustments of $4,907 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $664 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $3,063 related to third-party placement costs, and (i) $9,874 of net gains related to foreign-currency hedging activities.

(3)
The interest expense adjustment represents the inclusion of interest expense attributable to third-party investors in our CLOs, non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,907 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $1,211 in net gains related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to third-party investors in our CLOs and non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.5 billion of corporate investments included $1.2 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended December 31, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$187,747	$(141,287)	$46,460
Incentive income (1)	32,854	(30,206)	2,648
Investment income (loss) (1)	(8,620)	21,860	13,240
Total expenses (2)	(151,827)	(116,660)	(268,487)
Interest expense, net (3)	(8,929)	(52,536)	(61,465)
Other income (expense), net (4)	(1,648)	7,729	6,081
Other income (loss) of consolidated funds (5)	—	(468,953)	(468,953)
Income taxes	—	(2,296)	(2,296)
Net loss attributable to non-controlling interests in consolidated funds	—	775,162	775,162
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(30,995)	(30,995)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$49,577	$(38,182)	$11,395
Corporate investments (6)	$1,434,109	$(1,220,121)	$213,988
Total assets (7)	$3,254,082	$48,508,649	$51,762,731

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds and (b) for management fees, the reclassification of $2,123 of net gains related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,996 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $62,073, (c) expenses incurred by the Intermediate Holding Companies of $213, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $39,251, (e) acquisition-related items of $316, (f) adjustments of $6,081 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $116 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $3,619 related to third-party placement costs, (i) $1,185 of net losses related to foreign-currency hedging activities, and (j) other expenses of $42.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $6,081 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $1,648 of net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.4 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2016
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$785,673	$(11,086)	$774,587
Incentive income (1)	355,152	(3,993)	351,159
Investment income (1)	221,377	(22,251)	199,126
Total expenses (2)	(739,382)	(49,954)	(789,336)
Interest expense, net (3)	(31,845)	(88,765)	(120,610)
Other income (expense), net (4)	(8,392)	21,882	13,490
Other income of consolidated funds (5)	—	180,206	180,206
Income taxes	—	(42,519)	(42,519)
Net income attributable to non-controlling interests in consolidated funds	—	(22,921)	(22,921)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(348,477)	(348,477)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$582,583	$(387,878)	$194,705
Corporate investments (6)	$1,480,928	$(357,196)	$1,123,732
Total assets (7)	$3,313,714	$4,335,396	$7,649,110

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds, (b) for management fees, the reclassification of $408 of net gains related to foreign-currency hedging activities to general and administrative expense, and (c) for investment income, differences of $21,814 related to corporate investments in CLOs, which under GAAP are marked-to-market but for segment reporting accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $13,627 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $4,428, (c) expenses incurred by the Intermediate Holding Companies of $1,051, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $1,407, (e) acquisition-related items of $924, (f) adjustments of $21,194 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $1,661 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $11,870 related to third-party placement costs, and (i) $1,776 of net losses related to foreign-currency hedging activities.

(3)
The interest expense adjustment represents the inclusion of interest expense attributable to third-party investors in our CLOs, non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $21,194 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $688 in net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to third-party investors in our CLOs and non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.5 billion of corporate investments included $1.2 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2015
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$753,805	$(558,497)	$195,308
Incentive income (1)	263,806	(257,209)	6,597
Investment income (1)	48,253	3,705	51,958
Total expenses (2)	(715,043)	(225,865)	(940,908)
Interest expense, net (3)	(35,032)	(181,767)	(216,799)
Other income (expense), net (4)	(3,927)	23,933	20,006
Other income (loss) of consolidated funds (5)	—	(631,575)	(631,575)
Income taxes	—	(17,549)	(17,549)
Net loss attributable to non-controlling interests in consolidated funds	—	1,809,683	1,809,683
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(205,372)	(205,372)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$311,862	$(240,513)	$71,349
Corporate investments (6)	$1,434,109	$(1,220,121)	$213,988
Total assets (7)	$3,254,082	$48,508,649	$51,762,731

(1)
The adjustment represents (a) the elimination of amounts earned from the consolidated funds and (b) for management fees, the reclassification of $12,676 of net gains related to foreign-currency hedging activities to general and administrative expense.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $16,475 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $165,904, (c) expenses incurred by the Intermediate Holding Companies of $1,690, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $19,009, (e) acquisition-related items of $5,251, (f) adjustments of $23,552 related to amounts received for contractually reimbursable costs that are classified as expenses for segment reporting and as other income under GAAP, (g) differences of $72 arising from EVUs that are classified as liability awards under GAAP but as equity awards for segment reporting, (h) $3,619 related to third-party placement costs, (i) $9,676 of net gains related to foreign-currency hedging activities, and (j) other expenses of $113.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $23,552 that are classified as expenses for segment reporting and as other income under GAAP, and (b) the reclassification of $381 of net losses related to foreign-currency hedging activities to general and administrative expense.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments that are treated as equity- or cost-method investments for segment reporting. The $1.4 billion of corporate investments included $1.3 billion of equity-method investments.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.